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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 21, 2002
                                                           REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                              PRI AUTOMATION, INC.
             (Exact name of registrant as specified in its charter)

MASSACHUSETTS                                                         04-2495703
(State or other jurisdiction                                   (I.R.S. employer
of incorporation or organization)                            identification no.)


805 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS                      01821-3986
(Address of principal executive offices)                              (Zip code)

            PRI AUTOMATION, INC. 1997 NON-INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                              --------------------

                                MITCHELL G. TYSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              PRI AUTOMATION, INC.
                             805 MIDDLESEX TURNPIKE
                         BILLERICA, MASSACHUSETTS 01821
                     (Name and address of agent for service)

                                 (978) 670-4270
          (Telephone number, including area code, of agent for service)

                                -----------------

                                 WITH COPIES TO:
                            ROBERT L. BIRNBAUM, ESQ.
                             FOLEY, HOAG & ELIOT LLP
                             ONE POST OFFICE SQUARE
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 832-1000

                              --------------------

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================
   TITLE OF SECURITIES TO BE             AMOUNT            PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
          REGISTERED                     TO BE            OFFERING PRICE PER     AGGREGATE OFFERING   REGISTRATION
                                       REGISTERED               SHARE                  PRICE               FEE
-------------------------------- ----------------------- --------------------- ---------------------- --------------
         common stock,
 par value $0.01 per share (1)     3,683,393 shares (2)      $ 24.28 (3)           $ 89,432,783           $ 8,228
-------------------------------- ----------------------- --------------------- ---------------------- --------------
         common stock,
 par value $0.01 per share (1)       520,236 shares (4)      $ 24.70 (5)           $ 12,849,830           $ 1,183
--------------------------------------------------------------------------------------------------------------------

Total.....................................................................................................$ 9,411
====================================================================================================================

(1) Each share includes one right to purchase shares of our class one participating cumulative preferred stock pursuant to our rights agreement dated December 9, 1998, as amended.
(2) Represents shares of common stock issuable upon exercise of options granted under the PRI Automation, Inc. 1997 Non-Incentive Stock Option Plan, as amended.
(3) Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933 based on the weighted average exercise price per share of the options outstanding under the stock option plan.
(4) Represents shares of common stock issuable upon exercise of stock options available for grant pursuant to the stock option plan.
(5) Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sale prices of the common stock as reported on the Nasdaq National Market on March 15, 2002.


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         This registration statement covers 4,203,629 shares of common stock issuable pursuant to our 1997 Non-Incentive Stock Option Plan. These shares are in addition to the 1,300,000 shares of common stock registered pursuant to the registration statement on Form S-8, File No. 333-76192, which we filed with the Securities and Exchange Commission on January 2, 2002.

         The contents of our registration statement on Form S-8, File No. 333-76192, are incorporated herein by reference.


                                       2
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ITEM 8.  EXHIBITS.

         5.1      Opinion of Foley, Hoag & Eliot LLP.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2     Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1).

         24.1     Power of Attorney (contained on the signature page).


                                       3
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Billerica, Massachusetts, as of March 21, 2002.

                              PRI AUTOMATION, INC.


                              By: /s/ MITCHELL G. TYSON
                                 -----------------------------------------------
                                 Mitchell G. Tyson
                                 President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Mitchell G. Tyson and Cosmo S. Trapani, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him or her, or any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities as of March 21, 2002.

            SIGNATURE                             TITLE

/s/ MITCHELL G. TYSON            Chief Executive Officer, President and Director
-------------------------------- (PRINCIPAL EXECUTIVE OFFICER)
Mitchell G. Tyson

/s/ MORDECHAI WIESLER            Director and Chairman of the Board
--------------------------------
Mordechai Wiesler

/s/ COSMO S. TRAPANI             Chief Financial Officer and Treasurer
-------------------------------- (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER) Cosmo S. Trapani

/s/ ALEXANDER V. D'ARBELOFF      Director
--------------------------------
Alexander V. d'Arbeloff

/s/ BORUCH FRUSZTAJER            Director
--------------------------------
Boruch Frusztajer

/s/ AMRAM RASIEL                 Director
--------------------------------
Amram Rasiel

/s/ KENNETH M. THOMPSON          Director
--------------------------------
Kenneth M. Thompson


                                       4
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                                  EXHIBIT INDEX

EXHIBIT
NUMBER             DESCRIPTION
------             -----------

5.1            Opinion of Foley, Hoag & Eliot LLP.

23.1           Consent of PricewaterhouseCoopers LLP.

23.2           Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1).

24.1           Power of Attorney (contained on the signature page).